STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST
                                       OF
                           MADISON AVENUE GLOBAL FUND

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

         FIRST: The name of Statutory Trust (hereinafter called the "Trust") is Madison Avenue Global Fund.

         SECOND: The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

         The Certificate of Trust is amended to change the name of the Trust to:
Alkeon Global Fund.

         THIRD: This Certificate of Amendment shall be effective immediately upon its filing with the Office of the Secretary of State of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 7th day of August, 2009.

                                            Madison Avenue Global Fund


                                            By:  /s/George Mykoniatis
                                               -------------------------------
                                                 George Mykoniatis, as Trustee
                                                 and not individually